UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

INFRASTRUCTURE DEVELOPMENTS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52936	27-1034540
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

299 S. Main Street, 13th floor, Salt Lake City, Utah  84111

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (801) 488-2006

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)

Effective July 1, 2016, the board of directors of Infrastructure Developments Corp. (the “Corporation”) appointed Stanley K. Loo as the Chief Financial Officer and a director of the Corporation.

Business Experience:

Mr. Loo is the President of SL Consulting providing guidance to companies in obtaining financing and improving operating efficiencies. From 2009 to 2011, he was a Director at Archon Group, Goldman Sachs Specialty Lending Group where he provided financing to specialty finance companies.  From 2005 to 2009, Mr. Loo was a Principal and Chief Information Officer at Remark Capital Group.  From 2000 to 2005, he was Associate Director at WestLB, where he structured securities.  In 2000, he was Assistant Vice President at Rothschild Inc., where he analyzed and structured securities for the firm’s corporate clients. From 1997 to 1999, Mr. Loo was Assistant Vice President at Nomura Securities, where he served in a broad range of financial transactions for consumer finance clients and for the firm’s own book. From 1990 to 1997, Mr. Loo was Vice President at Aegis Holdings Group, where he devised strategies for the firm’s entry into new lines of business and management of existing enterprises.  In 1990, he was a programmer at The Options Group, where he wrote software to analyze the price of stock options.  From 1988 to 1989, Mr. Loo was an engineer at Plessey Electronics.

Director Qualifications:

Mr. Loo graduated from The Cooper Union in 1986 with a Bachelors of Engineering in Electrical Engineering

Other Public Company Directorships in the Last Five Years:

Over the last five years Mr. Loo has not been an officer or director of any other public companies.

Signature

Pursuant to the requirements of the Securities Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: July 1, 2016

Infrastructure Developments Corp.

/s/ Cyril Means III

Name:

Cyril Means III

Title:

CEO and Director

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